As filed with the Securities and Exchange Commission on March 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUOTIENT TECHNOLOGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0485123
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1260 East Stringham Avenue, Suite 600

Salt Lake City, Utah 84106

(650) 605-4600

(Address, including Zip Code, of Principal Executive Offices)

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the plan)

Matt Krepsik

Chief Executive Officer

Quotient Technology Inc.

1260 East Stringham Avenue, Suite 600

Salt Lake City, Utah 84106

(650) 605-4600

(Name, address and telephone number, including area code, of agent for service)

Copies to:

J. Carlton Fleming Sidley Austin LLP 555 California Street Suite 2000 San Francisco, California 94104 (415) 772-1200	Connie Chen, Esq. Quotient Technology Inc. General Counsel 1260 East Stringham Avenue, Suite 600 Salt Lake City, Utah 84106 (650) 605-4600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of Common Stock of Quotient Technology Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”) and the 2013 Employee Stock Purchase Plan, as amended (the “ESPP”). The number of shares of the Registrant’s common stock available for grant and issuance under the 2013 Plan is subject to an annual increase on the first day of each fiscal year starting on January 1, 2015 and each subsequent anniversary through 2023, by an amount equal to the smaller of (a) 4% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by our board of directors. The number of shares of the Registrant’s common stock available for grant and issuance under the ESPP is subject to an annual increase on the first day of each fiscal year starting on January 1, 2015 and each subsequent anniversary through 2023, equal to the smallest of (a) 400,000, (b) 0.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (c) an amount determined by our board of directors.

On January 1, 2023, the number of shares of the Registrant’s common stock available for grant and issuance under the 2013 Plan and the ESPP increased by 3,885,986 shares and 400,000 shares, respectively. These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2013 Plan and the ESPP. Accordingly, the contents of (i) the Registrant’s Registration Statement on Form S-8 (No. 333-194495) filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2014, (ii) the Registrant’s Registration Statement on Form S-8 (No. 333-202873) filed with the Commission on March 19, 2015, (iii) the Registrant’s Registration Statement on Form S-8 (No. 333-210119) filed with the Commission on March 11, 2016, (iv) the Registrant’s Registration Statement on Form S-8 (No. 333-216540) filed with the Commission on March 8, 2017, (v) the Registrant’s Registration Statement on Form S-8 (No. 333-223092) filed with the Commission on February 16, 2018, (vi) the Registrant’s Registration Statement on Form S-8 (No. 333-229922) filed with the Commission on February 27, 2019, (vii) the Registrant’s Registration Statement on Form S-8 (No. 333-236823) filed with the Commission on March 2, 2020, (viii) the Registrant’s Registration Statement on Form S-8 (No. 333-253405) filed with the Commission on February 23, 2021, and (ix) the Registrant’s Registration Statement on Form S-8 (No. 333-263163) filed with the Commission on March 1, 2022 are incorporated herein by reference pursuant to General Instruction E of Form S-8.

PART I

The Registrant is not filing or including in this Registration Statement the information called for in Part I of Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)

The contents of the earlier registration statements on Form S-8 relating to the 2013 Plan and the ESPP, previously filed with the Commission on  March 12, 2014 (No. 333-194495), March 19, 2015 (No. 333-202873), March 11, 2016 (No. 333-210119), March 8, 2017 (No. 333-216540), February 16, 2018 (No. 333-223092), February 27, 2019 (No. 333-229922), March 2, 2020 (No. 333-236823), February 23, 2021 (No. 333-253405), and March 1, 2022 (No. 333-263163).

(2)

The Registrant’s Annual Report on  Form 10-K for the year ended December 31, 2022, filed with the Commission on March 16, 2023 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(3)

All other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (2) above;

(3)

The description of the Registrant’s common stock contained in  Exhibit 4.5  of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 16, 2023, and any other amendment or report filed with the Commission for the purpose of updating such description; and

(4)

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

			Incorporated by Reference Herein
Exhibit Number	Description	Filed Herewith	Form	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended effective October 20, 2015		Form 10-K	3.1	March 11, 2016

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant, effective June 29, 2022		Form 8-K	3.1	June 30, 2022

4.3	Amended and Restated Bylaws of the Registrant		Form 10-Q	3.4	August 9, 2022

4.4	Form of Common Stock certificate of the Registrant		Form S-1/A	4.1	February 25, 2014

4.5	Certificate of Designation of the Series A Junior Preferred Stock of the Registrant, dated November 12, 2021		Form 8-A	3.1	November 12, 2021

4.6	Certificate of Elimination of the Series A Junior Participating Preferred Stock of the Registrant		Form 8-K	3.1	January 3, 2023

4.7	Tax Benefits Preservation Plan, dated as of November 11, 2021, by and between the Registrant and American Stock Transfer & Trust Company, LLC as rights agent		Form 8-A	4.1	November 12, 2021

4.8	First Amendment to Tax Benefits Preservation Plan, dated as of April 29, 2022, by and between the Registrant and American Stock Transfer & Trust Company, LLC as rights agent		Form 8-K	4.2	April 29, 2022

5.1	Opinion of Sidley Austin LLP	X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	X

23.2	Consent of Sidley Austin LLP (see Exhibit 5.1)	X

2

			Incorporated by Reference Herein
Exhibit Number	Description	Filed Herewith	Form	Exhibit	Filing Date

24.1	Power of Attorney (contained on signature page hereto)	X

99.1	2013 Equity Incentive Plan		Form S-1	10.4	January 31, 2014

99.2	Form of Restricted Stock Unit Agreement		Form 10-Q	10.6	November 8, 2016

99.3	Form of Restricted Stock Unit Agreement for Non-Employee Directors		Form 10-Q	10.1	November 3, 2017

99.4	Form of Option Agreement for Employees		Form 10-Q	10.7	November 8, 2016

99.5	Form of Option Agreement for Non-Employee Directors		Form 10-Q	10.8	November 8, 2016

99.6	Notice of Grant of Restricted Stock Units for Employees – Initial Award		Form 10-K	10.9	February 16, 2018

99.7	Notice of Grant of Restricted Stock Units for Non-Employee Directors – Initial Award		Form 10-Q	10.2	November 3, 2017

99.8	Notice of Grant of Restricted Stock Units for Non-Employee Directors – Annual Grant		Form 10-Q	10.3	November 3, 2017

99.9	Amended and Restated 2013 Employee Stock Purchase Plan, dated April 25, 2017		Form 10-Q	10.1	May 5, 2017

107	Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on this 16th day of March, 2023.

Quotient Technology Inc.

By:	/s/ Matt Krepsik
Matt Krepsik
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matt Krepsik, Yuneeb Khan and Connie Chen, and each of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Matt Krepsik Matt Krepsik	Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2023

/s/ Yuneeb Khan Yuneeb Khan	Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2023

/s/ Kimberly Anstett Kimberly Anstett	Director	March 16, 2023

/s/ Andrew J. Gessow Andrew J. Gessow	Director	March 16, 2023

/s/ Lorraine Hariton Lorraine Hariton	Director	March 16, 2023

/s/ Alison Hawkins Alison Hawkins	Director	March 16, 2023

/s/ Eric Higgs Eric Higgs	Director	March 16, 2023

/s/ Robert McDonald Robert McDonald	Director	March 16, 2023

/s/ David Oppenheimer David Oppenheimer	Director	March 16, 2023

/s/ Joseph Reece Joseph Reece	Director	March 16, 2023

/s/ Michael H. Wargotz Michael H. Wargotz	Director	March 16, 2023